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                                                                     EXHIBIT 5.1

                           [SAUL EWING LLP LETTERHEAD]

                                                                  March 28, 2001


OSI Pharmaceuticals, Inc.
106 Charles Lindbergh Boulevard
Uniondale, NY  11553

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (collectively with any amendments thereto, the "Registration Statement") of OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), which will be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 925,140 shares of common stock, par value $.01 per share, of the Company (the "Shares"), all as described in the Prospectus included in the Registration Statement.

     We have examined the Registration Statement, the Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Without limiting the generality of the foregoing, in our examination we have assumed without independent verification that (i) each natural person executing a document we examined is legally competent to do so, (ii) all documents submitted to us as originals are "authentic", the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conformed to the original document, and (iii) all corporate records made available to us by the Company and or public records reviewed are accurate and complete.

     Based on the foregoing, it is our opinion that the Shares were, when issued, duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                              Very truly yours,


                                                              /s/ SAUL EWING LLP